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                                                                     EXHIBIT 1.1


                              CHEAP TICKETS, INC.
                        5,000,000 Shares Common Stock/1/



                             Underwriting Agreement

                                                               August ____, 1999

William Blair & Company, L.L.C.
Dain Rauscher Wessels
CIBC World Markets Corp.
Volpe Brown Whelan & Company, LLC
 As Representatives of the Several
 Underwriters Named in Schedule A
c/o William Blair & Company, L.L.C.
222 West Adams Street
Chicago, Illinois 60606

Ladies and Gentlemen:

     Section 1. Introductory. Cheap Tickets, Inc., a Delaware corporation ("Company"), has an authorized capital stock consisting of 10,000,000 shares of Preferred Stock, par value $0.01 per share, none of which were outstanding as of August ____, 1999 and 70,000,000 shares of Common Stock, par value $0.001 per share ("Common Stock"), of which [21,483,171] shares were outstanding as of such date. The Company proposes to issue and sell an aggregate of 2,500,000 shares of its authorized but unissued Common Stock, and certain stockholders of the Company (collectively referred to as the "Selling Stockholders" and named in Schedule B) propose to sell 2,479,000 shares of the Company's issued and outstanding Common Stock, and 21,000 shares of the Company's Common Stock that will be issued to certain Selling Stockholders on the First Closing Date (as hereinafter defined) upon exercise of currently outstanding options, to the several underwriters named in Schedule A as it may be amended by the Pricing Agreement hereinafter defined ("Underwriters"), who are acting severally and not jointly. Collectively, such total of 5,000,000 shares of Common Stock proposed to be sold by the Company and the Selling Stockholders is hereinafter referred to as the "Firm Shares." In addition, certain of the Selling Stockholders, namely Phillips-Smith Specialty Retail Group III, L.P., the Michael J. Hartley Revocable Trust, as amended, and the Sandra Tatsue Hartley Revocable Trust, as amended, propose to grant to the Underwriters an option to purchase up to an aggregate of 750,000 additional shares of Common Stock ("Option Shares") as provided in Section 5 hereof. The Firm Shares and, to the extent such option is exercised, the Option Shares, are hereinafter collectively referred to as the "Shares."

     You have advised the Company and the Selling Stockholders that the Underwriters propose to make a public offering of their respective portions of the Shares as soon as you

___________________

/1/ Plus an option to acquire up to 750,000 additional shares from certain of the Selling Stockholders to cover over-allotments.

deem advisable after the registration statement hereinafter referred to becomes effective, if it has not yet become effective, and the Pricing Agreement hereinafter defined has been executed and delivered.

     Prior to the purchase and public offering of the Shares by the several Underwriters, the Company, the Selling Stockholders and the Representatives, acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company, the Selling Stockholders and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

     The registration statement referred to in Section 2(a) below (as amended, if applicable) at the time it becomes effective and the prospectus constituting a part thereof (including the information, if any, deemed to be part thereof pursuant to Rule 430A(b) and/or Rule 434), as from time to time amended or supplemented, are hereinafter referred to as the "Registration Statement," and the "Prospectus," respectively, except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement became or becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b)), the term Prospectus shall refer to such revised prospectus from and after the time it was provided to the Underwriters for such use. If the Company elects to rely on Rule 434 of the 1933 Act, all references to "Prospectus" shall be deemed to include, without limitation, the form of prospectus and the term sheet, taken together, provided to the Underwriters by the Company in accordance with Rule 434 of the 1933 Act ("Rule 434 Prospectus"). Any registration statement (including any amendment or supplement thereto or information which is deemed part thereof) filed by the Company under Rule 462(b) ("Rule 462(b) Registration Statement") shall be deemed to be part of the "Registration Statement" as defined herein, and any prospectus (including any amendment or supplement thereto or information which is deemed part thereof) included in such registration statement shall be deemed to be part of the "Prospectus," as defined herein, as appropriate. The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder are hereinafter collectively referred to as the "Exchange Act."

     When used herein, "best knowledge" or "knowledge" of a person or entity or "to the best of such counsel's knowledge" means actual knowledge of such person, entity or counsel after due inquiry and investigation. For purposes of this Agreement, the knowledge of Michael J. Hartley is imputed to the Michael J. Hartley Revocable Trust, as amended and the Hartley Family Unitrust, the knowledge of Sandra T. Hartley is imputed to the Sandra Tatsue Hartley Trust, as amended and the Hartley Family Unitrust, and the knowledge of Donald T. Phillips and Cece Smith is imputed to Phillips-Smith Specialty Retail Group III, L.P.

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     The Company and each of the Selling Stockholders hereby confirm their agreements with the Underwriters as follows:

     Section 2. Representations and Warranties of the Company. The Company represents and warrants to the several Underwriters that, except as disclosed in the Registration Statement or the Prospectus, as the case may be:

          (a) A registration statement on Form S-1 (File No. 333-84323) and a related preliminary prospectus with respect to the Shares have been prepared and filed with the Securities and Exchange Commission ("Commission") by the Company in conformity with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "1933 Act;" unless indicated to the contrary, all references herein to specific rules are rules promulgated under the 1933 Act); and the Company has so prepared and has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. There have been or will promptly be delivered to you three signed copies of such registration statement and amendments, three copies of each exhibit filed therewith, and conformed copies of such registration statement and amendments (but without exhibits) and of the related preliminary prospectus or prospectuses and final forms of prospectus for each of the Underwriters.

          (b)  The Company does not have any subsidiaries as defined in Rule
     1.02 of Regulation S-X.

          (c) The Company has not received any order of the Commission preventing or suspending the use of any preliminary prospectus, and has not received any notice that proceedings for that purpose are pending or contemplated by the Commission, and each preliminary prospectus has conformed in all material respects with the requirements of the 1933 Act and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and when the Registration Statement became or becomes effective, and at all times subsequent thereto, up to the First Closing Date or the Second Closing Date hereinafter defined, as the case may be, the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), if applicable, and the Prospectus and any amendments or supplements thereto, contained or will contain all statements that are required to be stated therein in accordance with the 1933 Act and in all material respects conformed or will in all material respects conform to the requirements of the 1933 Act, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from any preliminary prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use in the preparation thereof.

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          (d)  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its place of incorporation, with the corporate power and authority to own its properties and conduct its business as described in the Prospectus; the Company is duly qualified to do business as a foreign corporation under the corporation law of, and is in good standing as such in, each jurisdiction in which it owns or leases properties, has an office, or in which business is conducted and such qualification is required except in any such case where the failure to so qualify or be in good standing would not have a material adverse effect upon the condition (financial or otherwise), business, assets, results of operations or prospects of the Company or upon the Company's ability to perform its obligations under this Agreement or the transactions contemplated hereby (a "Material Adverse Effect"); and no proceeding of which the Company has knowledge has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

          (e) As of the date of this Agreement, except with respect to the exercise of any vested stock options, the Company has an authorized and outstanding capitalization as described under the caption "Capitalization" in the Prospectus. The issued and outstanding shares of capital stock of the Company as set forth in the Prospectus have been duly authorized and validly issued, are fully paid and nonassessable, and conform in all material respects to the description thereof contained in the Prospectus; and there is no commitment, plan or arrangement to issue, and no outstanding option, warrant or other right calling for the issuance of, any share of capital stock of the Company; and there is outstanding no security or other instrument that by its terms is convertible into or exchangeable for capital stock of the Company, and there is no commitment, plan or arrangement to issue such a security or instrument.

          (f) The Shares to be sold by the Company have been duly authorized and when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and will conform in all material respects to the description thereof contained in the Prospectus.

          (g) The making and performance by the Company of this Agreement and the Pricing Agreement have been duly authorized by all necessary corporate action and will not violate any provision of the Company's charter or bylaws and will not result in the breach, or be in contravention, of any provision of any material agreement, franchise, License (as hereinafter defined), indenture, mortgage, deed of trust, or other instrument to which the Company is a party or by which the Company or its property may be bound or affected, or any order, rule or regulation applicable to the Company of any court (foreign, federal, state, local or otherwise), arbitration or other alternative dispute forum, foreign, federal, state, local or other government or governmental department, agency, board, commission, bureau or instrumentality or other regulatory authority (collectively, "Governmental Authority") having jurisdiction over the Company or any of its properties, or any order of any Governmental Authority entered in any proceeding to which the Company was or is now a party or by which it is bound. No consent, approval, authorization or other

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     order of any Governmental Authority is required for the execution and delivery of this Agreement or the Pricing Agreement or the consummation of the transactions contemplated herein or therein, except for compliance with the 1933 Act and state or province securities laws applicable to the public offering of the Shares by the several Underwriters and clearance of such offering with the National Association of Securities Dealers, Inc. ("NASD"). This Agreement has been duly executed and delivered by the Company.

          (h) The accountants who have expressed their opinions with respect to the financial statements and schedules included in the Registration Statement are independent accountants as required by the 1933 Act.

          (i) The financial statements and schedules of the Company included in the Registration Statement, including the notes thereto, present fairly the financial position of the Company as of the respective dates of such financial statements, and the results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles consistently applied throughout the periods involved; and the financial information set forth in the Prospectus under the captions "Summary Financial and Operating Data" and "Selected Financial and Operating Data" presents fairly on the basis stated in the Prospectus, the information set forth therein.

          (j) The Company is not in violation of its charter or bylaws or in default under any consent decree, order, writ, judgment, award or injunction of any Governmental Authority, or in default with respect to any material provision of any lease, loan agreement, note, franchise, License (as hereinafter defined), permit or other contract obligation to which it is a party; and there does not exist any state of facts which constitutes an event of default as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default, in each case, except for defaults which neither singly nor in the aggregate are material to the Company.

          (k) There are no material legal or governmental proceedings pending, or to the Company's knowledge, threatened to which the Company is or may be a party or of which material property owned or leased by the Company is or may be the subject, or which are related to environmental or discrimination matters which are not disclosed in the Prospectus, or which question the validity of this Agreement or the Pricing Agreement or any action taken or to be taken pursuant hereto or thereto.

          (l) There are no holders of securities of the Company having rights to registration thereof in connection with this Registration Statement, preemptive rights or rights of first refusal to purchase Common Stock from the Company, except as disclosed in the Prospectus. All such holders of registration rights who are not Selling Stockholders have waived such rights with respect to the offering being made by the Prospectus.

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          (m)  The Company has good and marketable title to all the properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those, if any, reflected in such financial statements (or elsewhere in the Prospectus) or which are not material to the Company. The Company holds its leased properties which are material to the Company under valid and binding leases.

          (n) The Company has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

          (o) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, the Company has not incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business and there has not been any material adverse change in their condition (financial or otherwise), business, assets, results of operations or prospects nor any material change in their capital stock, short-term debt or long-term debt. Except as disclosed in writing to the Representatives prior to the date hereof, the Company has not received notice (either formally or informally) of the non-renewal or anticipated non-renewal of one or more contracts currently maintained by the Company with any of its suppliers or customers, which non-renewal(s) would or could be expected to have a Material Adverse Effect.

          (p) There is no material document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

          (q) The Company owns and possesses all right, title and interest in and to, or has duly licensed from third parties a valid, enforceable right to use, all patents, patent rights, trade secrets, inventions, know-how, trademarks, trade names, copyrights, service marks and other proprietary rights ("Trade Rights") material to the business of the Company. The Company has not received any notice of infringement, misappropriation or conflict from any third party as to such material Trade Rights which has not been resolved or disposed of and the Company has not infringed, misappropriated or otherwise conflicted with material Trade Rights of any third parties, which infringement, misappropriation or conflict would have a Material Adverse Effect.

          (r) The conduct of the business of the Company is in compliance in all respects with applicable foreign, federal, state, local and other laws and regulations, except where the failure to be in compliance would not have a Material Adverse Effect. The Company has no knowledge of, nor has the Company received notice of, any violation or alleged violation by the Company of any such laws or regulations.

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          (s)  All offers and sales of the Company's capital stock prior to the date hereof were at all relevant times either exempt from the registration requirements of the 1933 Act or duly registered under the 1933 Act, and were duly registered with or the subject of an available exemption from the registration requirements of the applicable state or province securities laws.

          (t) The Company has filed all necessary foreign, federal and state income, franchise, value-added, sales and use and similar tax returns and have paid all taxes shown as due thereon, and there is no tax deficiency that has been, or to the knowledge of the Company might be, asserted against the Company or any of its properties or assets that would or could be expected to have a Material Adverse Effect.

          (u) A registration statement relating to the Common Stock has been declared effective by the Commission pursuant to the Exchange Act and the Common Stock is duly registered thereunder. The Shares have been approved for listing on the Nasdaq National Market, subject to notice of issuance or sale of the Shares, as the case may be.

          (v) The Company is not, and does not intend to conduct its businesses in a manner in which it would become, an "investment company" as defined in
     Section 3(a) of the Investment Company Act of 1940, as amended ("Investment Company Act").

          (w) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

          (x) The Company has obtained all material licenses, permits, certificates, authorizations, approvals or consents (collectively, the "Licenses") required by any Governmental Authority to properly and legally operate or conduct the business in which it is engaged on the date hereof and which are necessary or desirable for the successful conduct of its business as conducted and as proposed to be conducted. Each License has been duly obtained, is valid and in full force and effect, is renewable by its terms or in the ordinary course of business without the need to comply with any special qualifications or procedures or to pay any amount other than routine filing fees. The Company (i) is not subject to any pending or threatened administrative or judicial proceeding to revoke, cancel or declare any License granted to it invalid in any respect, (ii) is not acting outside the scope and authority granted to

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     it pursuant to any such License, and is not otherwise in default or in violation with respect to any such License, and no event has occurred which constitutes, or with due notice or lapse of time or both may constitute, a default by it or a violation of, any License and (iii) has not permitted any License granted to it to lapse since its original effective date, except where such lapse did not have a Material Adverse Effect. The Company has completed and submitted, on a timely basis, all reports and filings associated with its business as are required by any Governmental Authority.

          (y) The Company carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of their properties and as is customary for companies engaged in similar businesses in similar industries.

          Section 3. Representations, Warranties and Covenants of the Selling Stockholders. Each Selling Stockholder severally represents and warrants to, and agrees with, the Company and the Underwriters as follows:

          (a) Such Selling Stockholder (other than F. Michael Bartholomew, in respect of Shares to be sold by him subject to option, who as of the date of this Agreement has good and valid title to the option exercisable for such Shares) has, and on the First Closing Date or the Second Closing Date (as hereinafter defined), as the case may be, will have, valid marketable title to the Shares proposed to be sold by such Selling Stockholder hereunder on such date and full right, power and authority to enter into this Agreement, the Pricing Agreement and the Custody Agreement and Power of Attorney (defined below) and to sell, assign, transfer and deliver such Shares hereunder, free and clear of all voting trust arrangements, liens, encumbrances, equities, claims and community property rights; and upon delivery of and payment for such Shares hereunder, the Underwriters will acquire valid marketable title thereto, free and clear of all voting trust arrangements, liens, encumbrances, equities, claims and community property rights.

          (b) The making and performance by such Selling Stockholder, if it is not an individual, of this Agreement, the Pricing Agreement and the Custody Agreement and Power of Attorney have been duly authorized by all necessary action (corporate or otherwise) and (i) will not violate any provision of such Selling Stockholder's charter, bylaws, partnership agreement, or trust agreement, as the case may be, and (ii) will not result in the breach, or be in contravention, of any provision of any agreement, franchise, license, indenture, mortgage, deed of trust, or other instrument to which such Selling Stockholder or any subsidiary thereof is a party or by which such Selling Stockholder, any subsidiary thereof or the property of any of them may be bound or affected, or any order, rule or regulation applicable to such Selling Stockholder or any such subsidiary of any court or Governmental Authority having jurisdiction over such Selling Stockholder or any such subsidiary or any of their respective properties, or any order of any court or Governmental Authority entered in any proceeding to which such Selling Stockholder or any such subsidiary was or is now a party or by which it is bound, and which, in the case of clause (ii) above, would have a material adverse effect on such Selling Stockholder's ability to perform its obligations under this Agreement, the Pricing Agreement and the Custody Agreement and Power of Attorney.

          (c) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which might be reasonably expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

          (d) Such Selling Stockholder has executed and delivered a Custody Agreement and Power of Attorney among the Selling Stockholders, Michael J. Hartley and Cece Smith (the "Agents"), and American Securities Transfer and Trust, Inc., as custodian ("Custodian") (the "Custody Agreement and Power of Attorney"), naming the Agents as such Selling Stockholder's attorneys-in-fact (and, by the execution by any Agent of this Agreement, such Agent hereby represents and warrants that he has been duly appointed as attorney-in-fact by the Selling Stockholders pursuant to the Custody Agreement and Power of Attorney) for the purpose of entering into and carrying out this Agreement and the Pricing Agreement; and the Custody Agreement and Power of Attorney has been duly authorized and executed by such Selling Stockholder and a copy thereof has been delivered to you; and such Selling Stockholder (other than F. Michael Bartholomew, in respect of Shares to be sold by him subject to option) has deposited in custody, under the Custody Agreement and Power of Attorney, certificates in negotiable form for the Shares to be sold hereunder by such Selling Stockholder, for the purpose of further delivery pursuant to this Agreement. F. Michael Bartholomew, in respect of Shares to be sold by him subject to option, further represents, warrants and agrees that he has delivered to the Company an irrevocable exercise notice to subscribe for, and acquire from the Company, the total number of Shares to be sold by him to the Underwriters as set forth on Schedule B, with such subscription to be effective on the First Closing Date immediately prior to the purchase of the Firm Shares by the Underwriters hereunder and payment in cash of an aggregate amount equal to the exercise price per Share for the Shares to be sold by him subject to option, and has deposited in custody with the Custodian stock powers (reasonably satisfactory to the Underwriters) duly endorsed in blank for the total number of Shares to be sold by him subject to option.

          (e) Such Selling Stockholder agrees that the Shares to be sold by such Selling Stockholder on deposit with the Custodian are subject to the interests of the Company, the Underwriters and the other Selling Stockholders, that the arrangements made for such custody, and the appointment of the Agents pursuant to the Custody Agreement and Power of Attorney, are to that extent irrevocable, and that the obligations of such Selling Stockholder hereunder and under the Custody Agreement and Power of Attorney shall not be terminated except as provided in this Agreement or in the Custody Agreement and Power of Attorney by any act of such Selling Stockholder, by the death or incapacity of such Selling Stockholder or, in the case of a trust or estate, by the death of the trustee or trustees or the executor or executors or the termination of such trust or estate, or, in the case of a partnership or corporation, by the dissolution, winding-up or other event affecting the legal life of such entity, or by the occurrence of any other event. If any individual Selling Stockholder, trustee or executor should die or become incapacitated, or any such trust, estate, partnership or corporation should be terminated, or if any other event should occur before the delivery of the Shares hereunder, the documents evidencing Shares then on deposit with the Custodian (or issuable upon exercise of the option pursuant to the irrevocable option exercise delivered to the Company and transferable pursuant to the stock powers on deposit with the Custodian) shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, incapacity, termination or other event had not occurred, regardless of whether or not the Custodian shall have received notice thereof. Each Agent has been authorized by such Selling Stockholder to execute and deliver this Agreement and the Pricing Agreement and the Custodian has been authorized to receive and acknowledge receipt of the proceeds of sale of the Shares to be sold by such Selling Stockholder against delivery thereof and each Agent and the Custodian have been duly and validly authorized to carry out all transactions contemplated in this Agreement, the Pricing Agreement and the Custody Agreement and Power of Attorney and to otherwise act on behalf of such Selling Stockholder.

          (f) Each preliminary prospectus, insofar as it has related to such Selling Stockholder and, to the knowledge of such Selling Stockholder in all other respects, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and at the time of effectiveness of the Registration Statement, and at all times subsequent thereto, up to the First Closing Date or the Second Closing Date hereinafter defined, as the case may be, neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, as it relates to such Selling Stockholder, and, to the knowledge of such Selling Stockholder in all other respects, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the foregoing clause shall have no effect if information has been given by such Selling Stockholder to the Company and the Representatives in writing which would eliminate or remedy any such untrue statement or omission.

          (g) Such Selling Stockholder has executed a lock-up agreement substantially in the form of Exhibit B hereto.

          (h) Such Selling Stockholder has no knowledge that the representations and warranties of the Company set forth in Section 2 of this Agreement are not true and correct in all material respects.

          (i) No consent, approval, authorization or other order of any court or Governmental Authority is required for the execution and delivery of this Agreement, the Pricing Agreement or the Custody Agreement and Power of Attorney by such Selling Stockholder or the consummation of the transactions contemplated herein or therein by such Selling Stockholder, except for compliance with the 1933 Act and blue sky laws applicable to the public offering of the Shares by the several Underwriters and clearance of such offering with the NASD.

          (j) This Agreement, the Pricing Agreement and the Custody Agreement and Power of Attorney have been duly authorized, executed and delivered by such Selling Stockholder and constitute the legal, valid and binding obligations of such Selling Stockholder.

          (k) This Agreement, the Pricing Agreement and the Custody Agreement and Power of Attorney are legal, valid and binding agreements of such Selling Stockholder, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies.

     In order to document the Underwriters' compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended, with respect to the transactions herein contemplated, each of the Selling Stockholders agrees to deliver to you prior to or on the First Closing Date, as hereinafter defined, a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form of statement specified by Treasury Department regulations in lieu thereof).

     Section 4. Representations and Warranties of the Underwriters. The Representatives, on behalf of the several Underwriters, represent and warrant to the Company and the Selling Stockholders that the information set forth (a) on the cover page of the Prospectus with respect to price, underwriting discount and terms of the offering and (b) under "Underwriting" in the Prospectus was furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and is correct and complete in all material respects.

     Section 5. Purchase, Sale and Delivery of Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Selling Stockholders, severally and not jointly, agree to sell to the Underwriters named in Schedule A hereto, and the Underwriters agree, severally and not jointly, to purchase from the Company, and the Selling Stockholders, respectively, 2,500,000 Firm Shares from the Company and the respective number of Firm Shares set forth opposite the names of the Selling Stockholders in Schedule B hereto at the price per share set forth in the Pricing Agreement. The obligation of each Underwriter to the Company shall be to purchase from the Company that number of full shares which (as nearly as practicable, as determined by you) bears to 2,500,000, the same proportion as the number of Shares set forth opposite the name of such Underwriter in Schedule A hereto bears to the total number of Firm Shares to be purchased by all Underwriters under this Agreement. The obligation of each Underwriter to each Selling Stockholder shall be to purchase from such Selling Stockholder the number of full shares which (as nearly as practicable, as determined by you) bears to that number of Firm Shares set forth opposite the name of such Selling Stockholder in Schedule B hereto, the same proportion as the number of Shares set forth opposite the name of such Underwriter in Schedule A hereto bears to the total number of

Firm Shares to be purchased by all Underwriters under this Agreement. The public offering price and the purchase price shall be set forth in the Pricing Agreement.

     The Company and the Custodian will deliver to you certificates for the Firm Shares at the offices of counsel for the Underwriters or through the facilities of The Depository Trust Company against receipt of a wire transfer reference number issued by the Federal Reserve System evidencing payment of the purchase price therefore by the several Underwriters by wire transfer of immediately available funds, to the respective accounts specified in writing by the Company and the Custodian, at or before 11:00 A.M., Chicago Time, (a) on the third business day after the effective date of this Agreement, (b) if this Agreement is executed and delivered and becomes effective after 3:30 P.M., Chicago Time, the fourth business day after the effective date of this Agreement, or (c) at such other time on such other day, not later than ten business days after the effective date of this Agreement, as shall be agreed upon by the Representatives and the Company (the "First Closing Date"). Such certificates will be in such denominations and registered in such names as you request by notice to the Company prior to 10:00 A.M., Chicago Time, on the second business day preceding the First Closing Date.

     In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, Phillips-Smith Specialty Retail Group III, L.P., the Michael J. Hartley Revocable Trust, as amended and the Sandra Tatsue Hartley Revocable Trust, as amended hereby jointly and severally grant an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 750,000 Option Shares, at the same purchase price per share to be paid for the Firm Shares, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the date of the public offering upon notice by you to such Selling Stockholders setting forth the aggregate number of Option Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered. Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the "Second Closing Date," shall be determined by you, but if at any time other than the First Closing Date, shall not be earlier than three nor later than 10 full business days after delivery of such notice of exercise. The number of Option Shares to be purchased by each Underwriter shall be determined by multiplying the number of Option Shares to be sold by each such Selling Stockholder pursuant to such notice of exercise by a fraction, the numerator of which is the number of Firm Shares to be purchased by such Underwriter as set forth opposite its name in Schedule A and the denominator of which is the total number of Firm Shares (subject to such adjustments to eliminate any fractional share purchases as you in your absolute discretion may make). The manner of payment for and delivery of the Option Shares shall be the same as for the Firm Shares as specified in the preceding paragraph.

     You have advised the Company and the Selling Stockholders that each Underwriter has authorized you to accept delivery of its Shares, to make payment and to receipt therefor. You, individually and not as the Representatives of the Underwriters, may make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by you by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any obligation hereunder.

     Section 6. Covenants of the Company. The Company covenants and agrees that:

          (a) The Company will advise you and the Selling Stockholders promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of any notification of the suspension of qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose, and will also advise you and the Selling Stockholders promptly of any request of the Commission for amendment or supplement of the Registration Statement, of any preliminary prospectus or of the Prospectus, or for additional information.

          (b) The Company will give you and the Selling Stockholders notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus on file at the Commission at the time the Registration Statement became or becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) and any term sheet as contemplated by Rule 434) and will furnish you and the Selling Stockholders with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which you or counsel for the Underwriters shall reasonably object.

          (c) If the Company elects to rely on Rule 434 of the 1933 Act, the Company will prepare a term sheet that complies with the requirements of Rule 434. If the Company elects not to rely on Rule 434, the Company will provide the Underwriters with copies of the form of prospectus, in such numbers as the Underwriters may reasonably request, and file with the Commission such prospectus in accordance with Rule 424(b) of the 1933 Act by the close of business in New York City on the second business day immediately succeeding the date of the Pricing Agreement. If the Company elects to rely on Rule 434, the Company will provide the Underwriters with copies of the form of Rule 434 Prospectus, in such numbers as the Underwriters may reasonably request, by the close of business in New York on the business day immediately succeeding the date of the Pricing Agreement.

          (d) If at any time when a prospectus relating to the Shares is required to be delivered under the 1933 Act any event occurs as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus, including any amendments or supplements thereto and including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus on file with the Commission at the time of effectiveness of the Registration Statement, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) to comply with the 1933 Act, the Company promptly will advise you thereof and will promptly prepare and file with the Commission an amendment or supplement (in form and substance satisfactory to counsel for the Underwriters) which will correct such statement or omission or an amendment which will effect such compliance; and, in case any Underwriter is required to deliver a prospectus nine months or more after the effective date of the Registration Statement, the Company upon request, but at the expense of such Underwriter, will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the 1933 Act.

          (e) The Company will not, prior to the earlier of the Second Closing Date or termination or expiration of the option relating to the Option Shares, enter into any material transaction without the prior written consent of the Underwriters, which consent shall not be unreasonably withheld, other than in the ordinary course of business, except as contemplated by the Prospectus

          (f) The Company will not acquire any capital stock of the Company prior to the earlier of the Second Closing Date or termination or expiration of the option relating to the Option Shares nor will the Company declare or pay any dividend or make any other distribution upon the Common Stock payable to stockholders of record on a date prior to the earlier of the Second Closing Date or termination or expiration of the option relating to the Option Shares, except in either case as contemplated by the Prospectus.

          (g) As soon as practicable, but in any event not later than 15 months after the effective date of the Registration Statement, the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the effective date of the Registration Statement, which will satisfy the provisions of the last paragraph of Section 11(a) of the 1933 Act.

          (h) During such period as a prospectus is required by law to be delivered in connection with offers and sales of the Shares by an Underwriter or dealer, the Company will furnish to you at its expense, subject to the provisions of subsection (d) hereof, copies of the Registration Statement, the Prospectus, each preliminary prospectus and all amendments and supplements to any such documents in each case as soon as available and in such quantities as you may reasonably request, for the purposes contemplated by the 1933 Act.

          (i) The Company will cooperate with the Underwriters in qualifying or registering the Shares for sale under the securities laws of such jurisdictions as you designate, and will continue such qualifications in effect so long as reasonably required for the distribution of the Shares. In connection with such qualification or registration of the Shares, the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not currently qualified or where it would be subject to taxation as a foreign corporation.

          (j) During the period of five years hereafter, the Company will furnish you and each of the other Underwriters with a copy (i) as soon as practicable after the filing thereof, of each report filed by the Company with the Commission, any securities exchange or the NASD, (ii) as soon as practicable after the release thereof, of each material press release in respect of the Company, (iii) as soon as available, of each report of the Company mailed to stockholders and (iv) any additional information of a public nature concerning the Company or its business that you may reasonably request.

          (k) The Company will use the net proceeds received by it from the sale of the Shares being sold by it in the manner specified in the Prospectus.

          (l) If, at the time of effectiveness of the Registration Statement, any information shall have been omitted therefrom in reliance upon Rule 430A and/or Rule 434, then immediately following the execution of the Pricing Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A, Rule 424(b) and/or Rule 434, copies of an amended Prospectus, or, if required by such Rule 430A and/or Rule 434, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted. If required, the Company will prepare and file, or transmit for filing, a Rule 462(b) Registration Statement not later than the date of the execution of the Pricing Agreement. If a Rule 462(b) Registration Statement is filed, the Company shall make payment of, or arrange for payment of, the additional registration fee owing to the Commission required by Rule 111.

          (m) The Company will comply with all registration, filing and reporting requirements of the Exchange Act and the Nasdaq National Market which may from time to time be applicable to the Company.

          (n) The Company agrees not to offer, sell, contract to sell or otherwise dispose of any Common Stock or securities convertible into Common Stock (except Common Stock issued pursuant to currently outstanding options, warrants or convertible securities), or to announce an intent to do any of the foregoing, for a period of 90 days after this Agreement becomes effective without the prior written consent of William Blair & Company, L.L.C. The Company has obtained similar agreements from each of its officers and directors. At or before the time the Pricing Agreement is executed, the Company shall have delivered to you a lock-up agreement substantially in the form of Exhibit B hereto from each of the Company's officers and directors, from each stockholder known to the Company to beneficially hold, in the aggregate, 5% or more of the Company's capital stock and from each of the Selling Stockholders, in which each such person agrees not to offer, sell, contract to sell or otherwise dispose of any Common Stock or any securities exercisable for or convertible into Common Stock for a period of 90 days after the date of such lock-up agreement without the prior written consent of William Blair & Company, L.L.C.

          (o) The Company will promptly deliver to the Representatives copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Shares under the 1933 Act.

          (p) Prior to the First Closing Date, the Company will issue no press release or other communication to the public, directly or indirectly, with respect to the Company or any of its subsidiaries or with respect to the financial condition, results of operations, business, properties, assets or liabilities of any of them, or the offering of the Shares, without your prior consent, which consent shall not be unreasonably withheld.

     Section 7. Payment of Expenses. Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective as to all of its provisions or is terminated, the Company agrees to pay (i) all costs, fees and expenses (other than legal fees and disbursements of counsel for the Underwriters and the expenses incurred by the Underwriters) incurred in connection with the performance of the Company's obligations hereunder, including without limiting the generality of the foregoing, all fees and expenses of legal counsel for the Company and of the Company's independent accountants, all costs and expenses incurred in connection with the preparation, printing, filing and distribution of the Registration Statement, each preliminary prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, this Agreement, the Pricing Agreement and the blue sky memorandum, (ii) all costs, fees and expenses (including reasonable legal fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with qualifying or registering all or any part of the Shares for offer and sale under applicable state or province securities laws, including the preparation of a blue sky memorandum relating to the Shares and clearance of such offering with the NASD; and (iii) all fees and expenses of the Company's transfer agent, printing of the certificates for the Shares and all transfer taxes, if any, with respect to the sale and delivery of the Shares to the several Underwriters.

     Section 8. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Shares on the First Closing Date and the Option Shares on the Second Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder, and to the following additional conditions:

          (a) The Registration Statement shall have become effective either prior to the execution of this Agreement or not later than 1:00 P.M., Chicago Time, on the first full business day after the date of this Agreement, or such later time as shall have been consented to by you but in no event later than 1:00 P.M., Chicago Time, on the third full business day following the date hereof; and prior to the First Closing Date or the Second Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, the Selling Stockholders or you, shall be contemplated by the Commission. If the Company has elected to rely upon Rule 430A and/or Rule 434, the information concerning the public offering price of the Shares and price-related information shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed period and the Company will provide evidence satisfactory to the Representatives of such timely filing (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rules 430A and 424(b)). If a Rule 462(b) Registration Statement is required, such Registration Statement shall have been transmitted to the Commission for filing and become effective within the prescribed time period and, prior to the First Closing Date, the Company shall have provided evidence of such filing and effectiveness in accordance with Rule 462(b).

          (b) The Shares shall have been qualified for sale under the state or province securities laws of such jurisdictions as shall have been specified by the Representatives.

          (c) The legality and sufficiency of the authorization, issuance and sale or transfer and sale of the Shares hereunder, the validity and form of the certificates representing the Shares, the execution and delivery of this Agreement and the Pricing Agreement, and all corporate proceedings and other legal matters incident thereto, and the form of the Registration Statement and the Prospectus (except financial statements) shall have been approved by counsel for the Underwriters.

          (d) You shall not have advised the Company that the Registration Statement or the Prospectus or any amendment or supplement thereto, contains an untrue statement of fact, which, in the opinion of counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or necessary to make the statements therein not misleading.

          (e) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries, whether or not arising in the ordinary course of business, which, in the judgment of the Representatives, makes it impractical or inadvisable to proceed with the public offering or purchase of the Shares as contemplated hereby.

          (f) There shall have been furnished to you, as Representatives of the Underwriters, on the First Closing Date or the Second Closing Date, as the case may be, except as otherwise expressly provided below:

               (i)(a) An opinion of Morrison & Foerster LLP, counsel for the Company and the Selling Stockholders, addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                    (1) the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own its properties and conduct its business as described in the Prospectus. The Company is duly qualified to transact business as a foreign corporation and is in good standing in the States of Hawaii, California, Colorado, New York and Washington. There are no other jurisdictions other than the above where the failure to qualify to do business as a foreign corporation would have a Material Adverse Effect;

                    (2) this Agreement and the Pricing Agreement have been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company;

                    (3) the Shares have been duly authorized and, upon delivery to the Underwriters against payment therefor in accordance with the terms of this Agreement and the Pricing Agreement, will be validly issued, fully paid and nonassessable and will be free of any pledge, lien, encumbrance, claim or rights of first refusal in favor of stockholders with respect to any of the Shares or the issuance or sale thereof (other than any pledge, lien, encumbrance, claim or right of first refusal of a purchaser of Shares); and the issuance of the Shares is not subject to preemptive rights. The Shares to be sold hereunder have been duly and validly authorized and qualified for inclusion on the Nasdaq National Market, subject to notice of issuance;

                    (4) all outstanding shares of the Company's Common Stock have been duly authorized, validly issued and are fully paid and nonassessable and free of preemptive rights;

                    (5) the execution and delivery of this Agreement and the Pricing Agreement and the performance by the Company of its terms will not violate any federal securities laws, and will not violate any statute, order, rule or regulation of any Governmental Authority having jurisdiction over the Company except where the violation would not have a Material Adverse Effect;

                    (6) the execution and delivery of this Agreement and the Pricing Agreement and the performance by the Company of their terms do not violate or result in a violation of the Company's certificate of incorporation or bylaws or any judgment, order or decree, known to such counsel, of any court or arbiter, to which the Company is a party, and, to such counsel's knowledge, will not constitute a material breach of the terms, conditions or provisions of or constitute a default under any material contract, undertaking, indenture or other agreement or instrument by which the Company or its property is now bound or to which the Company is now a party;

                    (7) the authorized capital stock of the Company, of which there is outstanding the amount set forth in the Registration Statement and the Prospectus, except with respect to the exercise of any vested stock options, conforms in all material respects to the description thereof contained under the heading "Description of Capital Stock" in the Prospectus;

                    (8) the Registration Statement has become effective under the 1933 Act, and such counsel is not aware after due inquiry and investigation that any stop order suspending the effectiveness thereof has been issued or any proceedings for that purpose have been instituted or are pending or threatened under the 1933 Act;

                    (9) the Registration Statement and Prospectus, as of the effective date thereof, complied as to form in all material respects with the requirements of the 1933 Act (except as to the financial statements, supporting schedules, footnotes and other financial and statistical information included therein, as to which such counsel expresses no opinion). Such counsel does not know of any statutes, rules and regulations required to be described or referred to in the Registration Statement or Prospectus that are not described;

                    (10) the statements under the captions "Management -- Stock
               Plans" and "--401(k) Plan," "Description of Capital Stock" and "Risk Factors -- Substantial sales of our common stock could adversely affect our stock price" in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate summaries and fairly and correctly present, in all material respects, the information required to be disclosed with respect to such documents and matters by the 1933 Act and the rules and regulations thereunder;

                    (11) there are no material legal or governmental proceedings pending or threatened, and no contract or other document, known to such counsel of a character required to be described in the Registration

               Statement or Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed, as required;

                    (12) no authorization, approval or consent of any court or governmental authority or agency is required in connection with the transactions contemplated by this Agreement and the Pricing Agreement, except such as have been obtained under the Act and such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Shares by the several Underwriters;

                    (13) to the best of such counsel's knowledge, the Company is not in violation of its charter or in breach of, or in default under (nor has any event occurred which, with notice, lapse of time or both would constitute a breach of, or default under) any indenture, lease, credit agreement or other agreement or instrument to which the Company is a party or by which the Company's properties may be bound are affected, where such violation or breach or default could have a Material Adverse Effect;

                    (14) except as disclosed in the Prospectus, no person has the right, contractual or otherwise, to cause the Company to issue, or register pursuant to the 1933 Act, any shares of capital stock of the Company, in connection with the issuance and sale of the Shares to be sold by the Company and the Selling Stockholders to the Underwriters pursuant to this Agreement;

                    (15) the Company is not an "investment company" or a person "controlled by" an "investment company" within the meaning of the Investment Company Act;

                    (16) each Selling Stockholder has full right, power and authority to enter into this Agreement, the Pricing Agreement and the Custody Agreement and Power of Attorney, and to sell, transfer and deliver the Shares to be sold on the First Closing Date or the Second Closing Date, as the case may be, by such Selling Stockholders hereunder and good and marketable title to such Shares so sold, free and clear of all voting trust arrangements, liens, encumbrances, equities, claims and community property rights whatsoever, has been transferred to the Underwriters (who counsel may assume to be bona fide purchasers) who have purchased such Shares hereunder;

                    (17) with respect to each Selling Stockholder, this Agreement, the Pricing Agreement and the Custody Agreement and Power of Attorney have been duly authorized, executed and delivered by or on behalf of each such Selling Stockholder and constitute the legal, valid and binding obligations of each Selling Stockholder; the

               Agents and the Custodian for each such Selling Stockholder have been duly and validly authorized to carry out all transactions contemplated herein and in the Pricing Agreement and the Custody Agreement and Power of Attorney on behalf of each such Selling Stockholder; and no consent, approval, authorization or order of any Governmental Authority is required for the consummation of the transactions contemplated by this Agreement, the Pricing Agreement and the Custody Agreement and Power of Attorney in connection with the sale of Shares to be sold by such Selling Stockholders hereunder, except such as have been obtained under the 1933 Act and such as may be required under applicable state or province securities laws in connection with the purchase and distribution of such Shares by the Underwriters and the clearance of such offering with the NASD;

                    (18) this Agreement, the Pricing Agreement and the Custody Agreement and Power of Attorney are legal, valid and binding agreements of each Selling Stockholder except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies and except with respect to those provisions relating to indemnities for liabilities arising under the 1933 Act, as to which no opinion need be expressed; and

                    (19) to the best of such counsel's knowledge, all offers and sales of the Company's capital stock from and including the initial public offering to the date hereof were at all relevant times either exempt from the registration requirements of the 1933 Act or duly registered under the 1933 Act and were duly registered with or the subject of an available exemption from the registration requirements of the applicable state or province securities laws.

               (i)(b) An opinion of Ching & Lee, local counsel for the Company, addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                    (1) to the best of such counsel's knowledge, the Company has obtained all material Licenses required by any Governmental Authority to properly and legally operate or conduct the business in which it is engaged on the Closing Date and which are necessary or desirable for the successful conduct of its business as it is conducted and proposed to be conducted, and each such material License has been duly obtained, is valid and in full force and effect, and is renewable by its terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amount other than routine filing fees. To the best of such counsel's knowledge, the Company (a) is not subject to any pending or threatened administrative or judicial proceeding to revoke, cancel or declare any material

               License granted to it invalid in any respect, (b) is not acting outside the scope and authority granted to it pursuant to any such License, or otherwise in default or in violation with respect to any such material License, and no event has occurred which constitutes, or with due notice or lapse of time or both may constitute, a default by it or a violation of, any material License and (c) has not permitted any material License granted to it to lapse since its original effective date;

                    (2) the execution and delivery of this Agreement and the Pricing Agreement and the performance by the Company of their terms, to such counsel's knowledge, will not constitute a material breach of the terms, conditions or provisions of or constitute a default under any License by which the Company or its property is now bound or to which the Company is now a party; and

                    (3) to the best of such counsel's knowledge, all offers and sales of the Company's capital stock prior to the initial public offering were at all relevant times either exempt from the registration requirements of the 1933 Act or duly registered under the 1933 Act and were duly registered with or the subject of an available exemption from the registration requirements of the applicable state or province securities laws.

                    In addition, each such counsel shall state that they have participated in conferences with the Representatives and with representatives of the Company and its accountants, and with respect to the opinion being furnished pursuant to subsection (i)(a) above, with the Selling Stockholders, concerning the Registration Statement and the Prospectus and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements. Based upon and subject to the foregoing, each such counsel has no reason to believe that either the Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) and/or Rule 434, if applicable) or the Prospectus, or the Registration Statement or the Prospectus as amended or supplemented (except for the financial statements and other statistical or financial data included therein as to which each such counsel need express no opinion), as of their respective effective or issue dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as amended or supplemented, if applicable, as of the First Closing Date or the Second Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.

                    In rendering such opinion, each such counsel may state that they are relying upon the certificate of the Company's Chief Executive Officer, and the transfer agent for the Common Stock, as to the number of shares of Common Stock at any time or times outstanding. Each such counsel may also rely, as to factual matters, on certificates of the Selling Stockholders and of officers of the Company and of state or province officials, and as to certain legal matters, on opinions of counsel, in which case their opinion is to state that they are so doing and copies of such opinions or certificates are to be attached to the opinion unless such opinions or certificates (or, in the case of certificates, the information therein) have been furnished to the Representatives in other form and provided that such counsel shall state that they believe that both the Underwriters and they are justified in relying upon such opinions and certificates.

               (ii) Such opinion or opinions of Sonnenschein Nath & Rosenthal, counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the incorporation of the Company, the validity of the Shares to be sold by the Company, the Registration Statement and the Prospectus and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they request for the purpose of enabling them to pass upon such matters.

               (iii) A certificate of the chief executive officer and the principal financial officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                    (1) the representations and warranties of the Company set forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date; and

                    (2) the Commission has not issued an order preventing or suspending the use of the Prospectus or any preliminary prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act.

                    The delivery of the certificate provided for in this subparagraph shall be and constitute a representation and warranty of the Company as to the facts required in the immediately foregoing clauses (1) and (2) of this subparagraph to be set forth in such certificate.

               (iv) A certificate of each Selling Stockholder dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that the representations and warranties of such Selling Stockholder set forth in Section 3 of this Agreement are true and correct as of such date and the Selling Stockholder has complied with all the agreements and satisfied all the conditions on the part of such Selling Stockholder to be performed or satisfied at or prior to such date.

               (v) At the time the Pricing Agreement is executed and also on the First Closing Date or the Second Closing Date, as the case may be, there shall be delivered to you a letter addressed to you, as Representatives of the Underwriters, from PricewaterhouseCoopers LLP, independent auditors, the first one to be dated the date of the Pricing Agreement, the second one to be dated the First Closing Date and the third one (in the event of a second closing) to be dated the Second Closing Date, to the effect set forth in Schedule C. There shall not have been any change or decrease specified in the letters referred to in this subparagraph which makes it impractical or inadvisable in the judgment of the Representatives to proceed with the public offering or purchase of the Shares as contemplated hereby.

               (vi) At or before the time the Pricing Agreement is executed, there shall be delivered to you a lock-up agreement substantially in the form of Exhibit B hereto from each of the Company's officers and directors, from each stockholder known to the Company to beneficially hold, in the aggregate, 5% or more of the Company's capital stock and from each of the Selling Stockholders, in which each such person agrees not to offer, sell, contract to sell or otherwise dispose of any Common Stock or any securities exercisable for or convertible into Common Stock, or to announce an intent to do any of the foregoing or to exercise any registration rights with respect to any of the foregoing, for a period of 90 days after the date of such lock-up agreement without the prior written consent of William Blair & Company, L.L.C.

               (vii) Such further certificates and documents as you may reasonably request.

     All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to you and to Sonnenschein Nath & Rosenthal, counsel for the Underwriters, which approval shall not be unreasonably withheld. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you request.

     If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at your election will terminate upon notification to the Company and the Selling Stockholders without liability on the part of any Underwriter or the Company or any Selling Stockholder, except for the expenses to be paid or reimbursed by the Company pursuant to Sections 7 and 9 hereof and except to the extent provided in
Section 11 hereof.

     Section 9. Reimbursement of Underwriters' Expenses. If the sale to the Underwriters of the Shares on the First Closing Date is not consummated because any condition of the Underwriters' obligations hereunder is not satisfied or because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein or to comply with any provision hereof, unless such failure to satisfy such condition or to comply with any provision hereof is due to the default or omission of any Underwriter, the Company agrees to reimburse you and the other Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by you and them in connection with the proposed purchase and sale of the Shares. Any such termination shall be without liability of any party to any other party except that the provisions of this Section, Section 7 and Section 11 shall at all times be effective and shall apply.

     Section 10. Effectiveness of Registration Statement. You, the Company and the Selling Stockholders will use your, its and their best efforts to cause the Registration Statement to become effective, if it has not yet become effective, and to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

     Section 11. Indemnification. (a) The Company and each Selling Stockholder, agree, severally and not jointly, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the 1933 Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the 1933 Act, the Exchange Act or other foreign, federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company and/or such Selling Stockholders, as the case may be), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement (with respect to each Selling Stockholder, insofar only as any such statement is related to such Selling Stockholder and to the knowledge of such Selling Stockholder in all other respects), including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A and/or Rule 434, if applicable, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Company nor any Selling Stockholder will be liable in any such case to the extent that (i) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein; or (ii) if such statement or omission was contained or made in any preliminary prospectus and corrected in the Prospectus and (1) any such loss, claim, damage or liability suffered or incurred by any Underwriter (or any person who controls any Underwriter) resulted from an action, claim or suit by any person who purchased Shares which are the subject thereof from such Underwriter in the offering and (2) such Underwriter failed to deliver or provide a copy of the Prospectus to such person at or prior to the confirmation of the sale of such Shares in any case where such delivery is required by the 1933 Act. In addition to their other obligations under this Section 11(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 11(a), it will reimburse the Underwriters on a monthly basis for all reasonable legal and other expenses incurred for one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters which shall be designated in writing by William Blair & Company, L.L.C. in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's and the Selling Stockholders obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which the Company or the Selling Stockholders may otherwise have. Neither the Company nor the Selling Stockholders shall be liable for any settlement of such action, suit or proceeding effected without its or their written consent, as the case may be, which consent shall not be unreasonably withheld.

     Without limiting the full extent of (i) the Company's and the Selling Stockholders' agreement to indemnify each Underwriter (and controlling persons thereof, if any), as herein provided, (ii) the liability of the Company and the Selling Stockholders with respect to the breach by the Company or the Selling Stockholders of any representation, warranty or covenant of such person or entity contained in this Agreement (or in any certificate delivered pursuant hereto) and (iii) the liability of any Selling Stockholder with respect to the breach by such Selling Stockholders of any representation, warranty or covenant contained in Section 3 of this Agreement (or in any certificate of such Selling Stockholder delivered pursuant hereto), notwithstanding anything contained in this Agreement to the contrary, each Selling Stockholder shall be liable under
(A) the indemnification agreements contained in the first paragraph of this
Section 11(a) and (B) the contribution provisions contained in Section 11(d) of this Agreement, only for an amount not exceeding, in the aggregate, the proceeds received by such Selling Stockholder from the sale of Shares hereunder. The Company and the Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters and controlling persons under this Agreement, as to the respective amounts of such liability for which each of them shall be responsible.

     (b) Each Underwriter will severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, each Selling Stockholder and each person, if any, who controls the Company within the meaning of the 1933 Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company, or any such director, officer, Selling Stockholder or controlling person may become subject under the 1933 Act, the Exchange Act or other foreign, federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the

Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto in reliance upon and in conformity with Section 4 of this Agreement or any other written information furnished to the Company by such Underwriter through the Representatives specifically for use in the preparation thereof; and will reimburse any legal or other expenses reasonably incurred by the Company, or any such director, officer, Selling Stockholder or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. In addition to their other obligations under this
Section 11(b), the Underwriters agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 11(b), they will reimburse the Company and the Selling Stockholders on a monthly basis for all reasonable legal and other expenses incurred for one separate firm of attorneys (in addition to any local counsel) at any time for the Company and the Selling Stockholders which shall be designated in writing by the Company in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company and the Selling Stockholders for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have. No Underwriter shall be liable for any settlement of such action, suit or proceeding effected without the written consent of all of the Underwriters, which consent shall not be unreasonably withheld.

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party was prejudiced by such failure to notify. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or the indemnified and indemnifying parties may have conflicting interests which would make it inappropriate for the same counsel to represent both of them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defense and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defense in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of paragraph (a) representing all indemnified parties not having different or additional defenses or potential conflicting interest among themselves who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.

     (d) If the indemnification provided for in this Section is unavailable to an indemnified party under paragraphs (a) or (b) hereof in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholders and the Underwriters from the offering of the Shares or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Stockholders and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The respective relative benefits received by the Company, the Selling Stockholders and the Underwriters shall be deemed to be in the same proportion in the case of the Company and the Selling Stockholders as the total price paid to the Company and the Selling Stockholders for the Shares by the Underwriters (net of underwriting discount but before deducting expenses), and in the case of the Underwriters as the underwriting discount received by them bears to the total of such amounts paid to the Company and the Selling Stockholders and received by the Underwriters as underwriting discount in each case as contemplated by the Prospectus. The relative fault of the Company and the Selling Stockholders and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the Selling Stockholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

     The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section are several in proportion to their respective underwriting commitments and not joint.

     (e) The provisions of this Section shall survive any termination of this Agreement.

     Section 12. Default of Underwriters. It shall be a condition to the agreement and obligation of the Company and the Selling Stockholders to sell and deliver the Shares hereunder, and of each Underwriter to purchase the Shares hereunder, that, except as hereinafter in this paragraph provided, each of the Underwriters shall purchase and pay for all Shares agreed to be purchased by such Underwriter hereunder upon tender to the Representatives of all such Shares in accordance with the terms hereof. If any Underwriter or Underwriters default in their obligations to purchase Shares hereunder on the First Closing Date and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10 percent of the total number of Shares which the Underwriters are obligated to purchase on the First Closing Date, the Representatives may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such date the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares which such defaulting Underwriters agreed but failed to purchase on such date. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur is more than the above percentage and arrangements satisfactory to the Representatives and the Company and the Selling Stockholders for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be paid by the Company pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof.

     In the event that Shares to which a default relates are to be purchased by the non-defaulting Underwriters or by another party or parties, the Representatives or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     Section 13. Effective Date. This Agreement shall become effective upon execution and delivery of this Agreement and the Pricing Agreement.

     Section 14. Termination. Without limiting the right to terminate this Agreement pursuant to any other provision hereof:

          (a) This Agreement may be terminated by the Company by notice to you and the Selling Stockholders or by you by notice to the Company and the Selling Stockholders at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company or the Selling Stockholders to any Underwriter (except for the expenses to be paid or reimbursed pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof) or of any Underwriter to the Company or the Selling Stockholders.

          (b) This Agreement may also be terminated by you prior to the First Closing Date, and the option referred to in Section 5, if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) trading in securities on the New York Stock Exchange shall have been suspended or minimum prices shall have been established on such exchange, or (ii) a banking moratorium shall have been declared by Illinois, New York, or United States authorities, or (iii) there shall have been any change in financial markets or in political, economic or financial conditions which, in the opinion of the Representatives, either renders it impracticable or inadvisable to proceed with the offering and sale of the Shares on the terms set forth in the Prospectus or materially and adversely affects the market for the Shares, or (iv) there shall have been an outbreak of major armed hostilities between the United States and any foreign power which in the opinion of the Representatives makes it impractical or inadvisable to offer or sell the Shares. Any termination pursuant to this paragraph (b) shall be without liability on the part of any Underwriter to the Company or the Selling Stockholders or on the part of the Company to any Underwriter or Selling Stockholders (except for expenses to be paid or reimbursed pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof).

     Section 15. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Stockholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, principals, members, officers or directors or any controlling person, or the Selling Stockholders, as the case may be, and will survive delivery of and payment for the Shares sold hereunder.

     Section 16. Notices. All communications hereunder will be in writing and, if sent to the Underwriters will be mailed, delivered, telecopied or telegraphed and confirmed to you c/o William Blair & Company, L.L.C., 222 West Adams Street, Chicago, Illinois 60606, Attn: Mark A. Timmerman, Fax (312) 368-9418, with a copy to Arthur J. Simon, Sonnenschein Nath & Rosenthal, 8000 Sears Tower, Chicago, Illinois 60606, Fax (312) 876-

7934; and if sent to the Company will be mailed, delivered or telegraphed and confirmed to the Company at its corporate headquarters with a copy to Henry M. Fields, Esq., Morrison & Foerster LLP, 555 West Fifth Street, Suite 3500, Los Angeles, California 90013-1024, Fax (213) 892-5454; and if sent to Phillips-Smith Specialty Retail Group III, L.P. will be mailed, delivered or telegraphed and confirmed to Phillips-Smith Specialty Retail Group, 5080 Spectrum Drive, Suite 805, West Addison, Texas 75001; and if sent to any of the other Selling Stockholders will be mailed, delivered, telecopied or telegraphed and confirmed to such Selling Stockholder at the Company's corporate headquarters or to such other address as they have previously furnished to the Company and the Representatives in writing.

     Section 17. Successors. This Agreement and the Pricing Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives and assigns, and to the benefit of the officers and directors and controlling persons referred to in Section 11, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

     Section 18. Representation of Underwriters. You will act as Representatives for the several Underwriters in connection with this financing, and any action under or in respect of this Agreement taken by you will be binding upon all the Underwriters.

     Section 19. Partial Unenforceability. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

     Section 20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

     Section 21. Applicable Law. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                 [Remainder of page intentionally left blank]

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholders and the several Underwriters including you, all in accordance with its terms.

                                  Very truly yours,

                                  CHEAP TICKETS, INC.



                                  By:
                                         Chief Executive Officer


                                  SELLING STOCKHOLDERS



                                  By:_____________________________________
                                     [Name]
                                     Agent and Attorney-in-Fact



The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

WILLIAM BLAIR & COMPANY, L.L.C.
DAIN RAUSCHER WESSELS
CIBC WORLD MARKETS CORP.
VOLPE BROWN WHELAN & COMPANY, LLC

Acting as Representatives of the
several Underwriters named in
Schedule A.

WILLIAM BLAIR & COMPANY, L.L.C.



By:
   A Principal

                                  Schedule A


--------------------------------------------------------------------------------
Underwriter                                                     Number of Firm
                                                                 Shares to be
                                                                   Purchased
--------------------------------------------------------------------------------
William Blair & Company, L.L.C.......................
--------------------------------------------------------------------------------
Dain Rauscher Wessels................................
--------------------------------------------------------------------------------
CIBC World Markets Corp.
--------------------------------------------------------------------------------
Volpe Brown Whelan & Company, LLC
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
TOTAL................................................

--------------------------------------------------------------------------------

                                  Schedule B

                             Selling Stockholders

                                                                                      Maximum Number
                                                                  Number of Firm     of Option Shares
Name                                                             Shares To Be Sold     To Be Sold
----                                                             -----------------   ----------------

Company                                                            2,500,000

Michael J. Hartley Revocable Trust, as amended                       468,312          187,500

Sandra Tatsue Hartley Revocable Trust, as amended                    468,313          187,500

Hartley Family Unitrust                                              250,000

Phillips-Smith Specialty Retail                                    1,186,625          375,000
  Group III, L.P.

Tammy A. Ishibashi                                                   105,750

F. Michael Bartholomew                                                21,000(1)

                                                                  ----------         -------
TOTAL                                                              5,000,000         750,000
                                                                  ==========         =======

(1) All of such shares will be issued to the Selling Stockholder upon exercise of a related option on the First Closing Date, immediately prior to the sale of such shares to the Underwriters.

                                  Schedule C

                    Comfort Letter for Cheap Tickets, Inc.

                 To Be Delivered by PricewaterhouseCoopers LLP

     (1) They are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act.

     (2) In their opinion the financial statements and schedules of the Company and its subsidiaries included in the Registration Statement and the financial statements of the Company from which the information presented under the captions "Summary Financial Data" and "Selected Financial Data" has been derived which are stated therein to have been examined by them comply as to form in all material respects with the applicable accounting requirements of the 1933 Act.

     (3) On the basis of specified procedures (but not an examination in accordance with generally accepted auditing standards), including inquiries of certain officers of the Company responsible for financial and accounting matters as to transactions and events subsequent to December 31, 1998, a reading of minutes of meetings of the stockholders and directors of the Company since December 31, 1998, a reading of the latest available interim unaudited financial statements of the Company (with an indication of the date thereof) and other procedures as specified in such letter, nothing came to their attention which caused them to believe that (i) the unaudited financial statements of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act or that such unaudited financial statements are not fairly presented in accordance with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, (ii) the amounts in "Summary Financial Data" and "Selected Financial Data" included in the Prospectus do not agree with or are not derivable from the corresponding amounts in the audited financial statements or unaudited financial statements (as applicable) from which such amounts were derived, and (iii) at a specified date not more than five days prior to the date thereof in the case of the first letter and not more than two business days prior to the date thereof in the case of the second and third letters, there was any change in the capital stock or long-term debt or short-term debt (other than normal payments) of the Company on a basis or any decrease in net current assets or stockholders' equity as compared with amounts shown on the latest unaudited balance sheet of the Company included in the Registration Statement or for the period from the date of such balance sheet to a date not more than five days prior to the date thereof in the case of the first letter and not more than two business days prior to the date thereof in the case of the second and third letters, there were any decreases, as compared with the corresponding period of the prior year, in net sales, income before income taxes or in the total or per share amounts of net income except, in all instances, for changes or decreases which the Prospectus discloses have occurred or may occur or which are set forth in such letter.

     (4) They have carried out specified procedures, which have been agreed to by the Representatives, with respect to certain information in the Prospectus specified by the Representatives, and on the basis of such procedures, they have found such information to be in agreement with the general accounting records of the Company.

                                                                       EXHIBIT A

                              CHEAP TICKETS, INC.

                      ___________ Shares Common Stock/2/


                               PRICING AGREEMENT

                                                                          , 1999

William Blair & Company, L.L.C.
Dain Rauscher Wessels
CIBC World Markets Corp.
 As Representatives of the Several
 Underwriters
c/o William Blair & Company
222 West Adams Street
Chicago, Illinois  60606

Ladies and Gentlemen:

     Reference is made to the Underwriting Agreement dated ____________, 1999 (the "Underwriting Agreement") relating to the sale by the Company and the Selling Stockholders and the purchase by the several Underwriters for whom William Blair & Company, L.L.C., Dain Rauscher Wessels, CIBC World Markets Corp. and Volpe Brown Whelan & Company, LLC are acting as representatives (the "Representatives"), of the above Shares. All terms herein shall have the definitions contained in the Underwriting Agreement except as otherwise defined herein.

     Pursuant to Section 5 of the Underwriting Agreement, the Company and each of the Selling Stockholders agree with the Representatives as follows:

     1. The public offering price per share for the Shares shall be $__________.

     2. The purchase price per share for the Shares to be paid by the several Underwriters shall be $_________, being an amount equal to the public offering price set forth above less $________ per share.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholders and the several Underwriters,

___________________

/2/ Plus an option to acquire up to _________ additional shares to cover over-allotments.

including you, all in accordance with its terms.  This
Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.


                                  Very truly yours,

                                  CHEAP TICKETS, INC.

                                  By:
                                        Chief Executive Officer


                                  SELLING STOCKHOLDERS



                                  By:________________________________
                                     Name:
                                     Agent and Attorney-in-Fact


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

WILLIAM BLAIR & COMPANY, L.L.C.
DAIN RAUSCHER WESSELS
CIBC WORLD MARKETS CORP.
VOLPE BROWN WHELAN & COMPANY, LLC

Acting as Representatives of the
several Underwriters named in
Schedule A.

WILLIAM BLAIR & COMPANY, L.L.C.



By:
   A Principal

                                                                       EXHIBIT B



______________________
Print Stockholder Name

                              CHEAP TICKETS, INC.
                               LOCK-UP AGREEMENT

William Blair & Company, Dain Rauscher Wessels,
CIBC World Markets Corp. and Volpe Brown
Whelan & Company LLC, as Representatives
c/o William Blair & Company
222 West Adams Street
Chicago, IL  60606
Re: Cheap Tickets, Inc.

Ladies and Gentlemen:

     In order to induce William Blair & Company, Dain Rauscher Wessels, CIBC World Markets Corp. and Volpe Brown Whelan & Company, LLC (the "Representatives") to enter in to a certain underwriting agreement (the "Underwriting Agreement") with Cheap Tickets, Inc., a Delaware corporation (the "Company") and the Selling Stockholders named therein, with respect to the public offering of shares of the Company's Common Stock, par value $ 0.001 per share ("Common Stock"), the undersigned hereby agrees that for a period of 90 days following the date the Underwriting Agreement becomes effective, the undersigned will not, without the prior written consent of the William Blair & Company, L.L.C., directly or indirectly, offer, sell, contract to sell, or otherwise dispose of, any shares of Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as the same may be amended or supplemented from time to time (such shares, the "Beneficially Owned Shares") or any securities exercisable for or convertible into Common Stock, or to announce an intent to do any of the foregoing or to exercise any registration rights with respect to any of the foregoing.

     Notwithstanding the foregoing, if the undersigned is an individual, he or she may transfer any Shares either during his or her lifetime or on death by will or intestacy to his or her immediate family or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or of his or her immediate family or to a charitable organization; provided, however, that in any such case it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Shares transferred subject to the provisions of this Agreement, and there shall be no further transfer of such Shares except in accordance with this Agreement. For purposes of this Agreement, "immediate family" shall mean spouse, lineal descendant, father, mother, brother or sister of the transferor and "charitable organization" shall mean an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

     Notwithstanding the foregoing, if the undersigned is a partnership, the partnership may transfer any Shares to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner, and any partner who is an individual may transfer such Shares by gift, will or intestate succession to his or her spouse or lineal descendants or ancestors; and if the undersigned is a corporation, the corporation may transfer such Shares to any shareholder or subsidiary of such corporation and any shareholder who is an individual may transfer Shares by gift, will, or intestate succession to his or her immediate family or to a charitable organization; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Shares subject to the provisions of this Agreement, and there shall be no further transfer of such Shares except in accordance with this Agreement.

     The undersigned agrees that the provisions of this agreement shall be binding also upon the successors, assigns, heirs and personal representatives of the undersigned. The undersigned agrees and consents to the placing of legends and/or the entry of stop transfer instructions with the Company's transfer agent against the transfer of any shares of Common Stock or Beneficially Owned Shares held by the undersigned except in compliance with this Agreement.

     It is understood that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, you will release us from our obligations under this Agreement.

                                       Very truly yours,

                                       _____________________________
                                       (Signature)

                                       _____________________________
                                       (Title)

                                       _____________________________
                                       (Date)